Exhibit 99.1

Executive Offices One Parkway North Blvd. Suite 100 Deerfield, IL 60015-2559	For Further Information Contact: investorrelations@essendant.com (847) 627-2900

ESSENDANT REPORTS THIRD QUARTER 2018 RESULTS

DEERFIELD, Ill., October 25, 2018 – Essendant Inc. (NASDAQ: ESND), a leading national distributor of workplace items, today announced financial results for the third quarter ended September 30, 2018, as follows:

Third Quarter 2018 Summary

•	Net sales declined 1.2% to $1.3 billion in the quarter, compared to the prior year quarter.
•	Loss per share in the quarter was $(0.12) compared to $(2.23) in the prior year quarter. Net loss was $(4.5) million in the quarter compared to $(81.9) million in the prior year quarter.
•

Adjusted diluted earnings per share(1) in the quarter was $0.14, compared to $0.03 in the prior year quarter. Adjusted net income (1) was $5.4 million in the quarter compared to $1.2 million in the third quarter of 2017.

•	Free cash flow(1) was $23.0 million in the nine months ended September 30, 2018, including transaction costs of $13.1 million year-to-date.

“Essendant’s results in the third quarter were in line with our expectations, reflecting the team’s execution of our strategic drivers,” said Ric Phillips, President and Chief Executive Officer of Essendant.  “We continue to expect the Staples transaction to close in the fourth quarter of this year and are confident in the clear benefits the transaction will enable us to deliver to our customers and the definitive value it provides our shareholders.”

Third Quarter Performance

•

Net sales decreased 1.2% compared to the prior year quarter, driven by reduced sales in the national reseller channel being partially offset by higher sales in the industrial and automotive customer channels. Net sales by product category were:

•	JanSan Products: decreased $0.5 million or 0.2% to $353.1 million.
•	Technology Products: decreased $13.6 million or 4.1% to $317.2 million.
•	Traditional Office Products: decreased $14.5 million or 6.9% to $194.9 million.
•	Industrial Supplies: increased $17.2 million or 12.0% to $160.6 million.
•	Cut-sheet Paper Products: increased $6.3 million or 5.5% to $120.1 million.
•	Automotive Products: increased $2.2 million or 2.8% to $77.9 million.
•	Office Furniture: decreased $9.7 million or 13.0% to $64.7 million.

(1)	This is non-GAAP information. See the Reconciliation of Non-GAAP Financial Measures section of this document for more information.

Essendant Reports Third Quarter 2018 Results

•

Gross profit was $181.3 million, an increase of $9.3 million versus the prior year quarter primarily due to increased product margin due to higher supplier allowances and a reduction in product assortment reserves of $4.4 million, partially offset by increased freight costs. Adjusted gross profit(1) was $176.9 million compared to $172.0 million in the prior year quarter which was driven by increased product margin due to higher supplier allowances, partially offset by increased freight costs.

•

Operating expenses were $177.9 million, a decrease from $254.1 million in the prior year quarter primarily due to a prior year goodwill impairment charge of $86.3 million. Adjusted operating expenses were $160.3 million, a decrease of $1.5 million from the prior year quarter due to a reduction in distribution center costs.

•

Income tax benefit was $0.8 million in the third quarter of 2018, compared to a benefit of $7.1 million in the prior year quarter due to net losses in each period. Income tax expense on adjusted net income was $3.3 million, compared to income tax expense on adjusted net income was $9.1 million in the prior year quarter.

•	Loss per share was $(0.12) compared to $(2.23) in the prior year quarter. Adjusted diluted earnings per share(1) was $0.14 compared to $0.03 in the prior year quarter.
•

Cash inflow for the nine months ended September 30, 2018, was $2.5 million.  Operating cash flow in the period included $13.1 million in transaction costs.  Investing cash flow in the period included $22.1 million of investment in the independent reseller channel. Free cash flow(1) totaled $23.0 million in the nine months ended September 30, 2018.

Outstanding Tender Offer with Staples

On September 14, 2018, Essendant entered into a definitive merger agreement with Staples, Inc. and its affiliates Egg Parent Inc. and Egg Merger Sub Inc.  Pursuant to the merger agreement, Egg Merger Sub Inc. commenced a tender offer for all outstanding shares of Essendant’s common stock at a purchase price of $12.80 per share.  The completion of the tender offer is conditioned upon, among other things, satisfaction of a minimum tender condition and expiration or termination of any waiting period under the Hart-Scott Rodino (HSR) Antitrust Improvements Act of 1976.  The tender offer and withdrawal rights are scheduled to expire at 5:00 p.m., New York City time on November 5, 2018, unless extended in accordance with the terms of the merger agreement. Essendant expects this transaction to close in the fourth quarter of 2018 and at that time Essendant will become a privately held company.

Forward-Looking Statements

This release contains forward-looking statements, including statements regarding the proposed acquisition of Essendant Inc. by an affiliate of Staples, Inc. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Essendant’s future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant and the expected timing of the proposed transaction with Staples and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: market dynamics that

Essendant Reports Third Quarter 2018 Results

create sales risks, including the Company's reliance on key customers, including key customers in the independent reseller channel, the risks inherent in continuing or increased customer concentration and consolidations, efforts by suppliers and customers to bypass the Company and transact directly with each other, and competition from e-commerce businesses and other resellers increasing their presence at the wholesale level; the impact of price transparency, customer consolidation and product sales mix changes on the Company's sales and margins; the Company's reliance on supplier allowances and promotional incentives; the Company's exposure to the credit risk of its customers; potential disruptions to the Company's relationships with customers and suppliers due to the Company's significant cost reduction initiatives; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from e-commerce businesses and the online branches of brick-and-mortar businesses; the impact of supply chain disruptions or changes in key suppliers' distribution strategies; continued declines in end-user demand for products in the office, technology and furniture product categories; financial cycles due to secular consumer demand, recession or other events, most notably in the Company's Industrial and Automotive businesses; the impact of the Company's strategic objectives and possible disruption of business operations and relationships with customers and suppliers; the Company's ability to manage inventory in order to maximize sales and supplier allowances while minimizing excess and obsolete inventory; the Company's success in effectively identifying, consummating and integrating acquisitions; the Company's ability to attract and retain key management personnel; the costs and risks related to compliance with laws, regulations and industry standards affecting the Company's business; the Company's ability to maintain its existing information technology systems and to successfully procure, develop and implement new systems and services without business disruption or other unanticipated difficulties or costs; the impact on the Company's reputation and relationships of a breach of the Company's information technology systems or a failure to maintain the security of private information; the availability of financing sources to meet the Company's business needs; unexpected events that could disrupt business operations, increasing costs and decreasing revenues; uncertainties as to the timing of the tender offer closing and the subsequent merger with Staples’ affiliate; uncertainties as to how many Essendant stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction with Staples on a timely basis or at all, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act); the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the merger agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, customers, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger or other transaction-related litigation may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction with Staples on the market price of Essendant’s common stock and/or on its business, financial condition, results of operations and financial performance; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the U.S Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction with Staples or any other transaction will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Essendant’s statements and reports on Forms 10-K, 10-Q, 8-K and Schedule 14D-9 filed with or furnished to the SEC and other written statements made by Essendant from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant undertakes no obligation to revise or update it.

Essendant Reports Third Quarter 2018 Results

Additional Information

This release does not constitute an offer to buy or a solicitation of an offer to sell any securities. On September 24, 2018, Staples, Egg Parent Inc. and Egg Merger Sub Inc. filed with the SEC a Tender Offer Statement on Schedule TO with respect to the tender offer, and Essendant filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain the Schedule TO, Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by Essendant with the SEC may also be obtained free of charge at Essendant’s website at www.essendant.com or by contacting Essendant’s Investor Relations Department at (847) 627-2900.

Company Overview

Essendant Inc. is a leading national distributor of workplace items, with 2017 net sales of $5.0 billion. The company provides access to a broad assortment of over 170,000 items, including janitorial and breakroom supplies, technology products, traditional office products, industrial supplies, cut sheet paper products, automotive products and office furniture. Essendant serves a diverse group of customers, including independent resellers, national resellers and e-commerce businesses. The Company’s network of 61 distribution centers enables the Company to ship most products overnight to more than ninety percent of the U.S. For more information, visit www.essendant.com.

Essendant common stock trades on the NASDAQ Global Select Market under the symbol ESND.

Essendant Reports Third Quarter 2018 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017* Revised	2018	2017* Revised
Net sales	$1,294,530	$1,308,979	$3,788,907	$3,839,018
Cost of goods sold	1,113,251	1,137,025	3,313,246	3,303,832
Gross profit	181,279	171,954	475,661	535,186
Operating expenses:
Warehousing, marketing and administrative expenses	173,957	167,802	496,076	501,072
Restructuring charges	3,967	-	26,047	-
Impairment of goodwill	-	86,339	-	285,166
Operating income (loss)	3,355	(82,187)	(46,462)	(251,052)
Interest and other expense, net	8,678	6,840	25,751	21,325
Loss before income taxes	(5,323)	(89,027)	(72,213)	(272,377)
Income tax benefit	(828)	(7,089)	(16,181)	(6,943)
Net loss	$(4,495)	$(81,938)	$(56,032)	$(265,434)
Net loss per share - basic:	$(0.12)	$(2.23)	$(1.52)	$(7.23)
Average number of common shares outstanding - basic	37,026	36,750	36,940	36,692
Net loss per share - diluted:	$(0.12)	$(2.23)	$(1.52)	$(7.23)
Average number of common shares outstanding - diluted	37,026	36,750	36,940	36,692
Dividends declared per share	$0.14	$0.14	$0.42	$0.42

* Revised for the impact of the adoption of a new pension accounting pronouncement.

Essendant Reports Third Quarter 2018 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	(Unaudited)	(Audited)
	As of September 30,	As of December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$31,305	$28,802
Accounts receivable, less allowance for doubtful accounts of $14,774 in 2018 and $17,102 in 2017	668,038	619,200
Inventories	752,599	821,683
Other current assets	52,882	43,044
Total current assets	1,504,824	1,512,729
Property, plant and equipment, net	128,975	132,793
Intangible assets, net	66,899	73,441
Goodwill	13,099	13,153
Other long-term assets	77,268	42,134
Total assets	$1,791,065	$1,774,250
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$546,875	$500,883
Accrued liabilities	213,767	189,916
Current maturities of long-term debt	7,632	6,079
Total current liabilities	768,274	696,878
Deferred income taxes	1,082	1,192
Long-term debt	512,316	492,044
Other long-term liabilities	76,226	89,222
Total liabilities	1,357,898	1,279,336
Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares, issued - 74,435,628 shares in 2018 and 2017	7,444	7,444
Additional paid-in capital	417,383	412,987
Treasury stock, at cost – 36,792,213 shares in 2018 and 36,811,366 shares in 2017	(1,092,315)	(1,093,813)
Retained earnings	1,147,169	1,219,309
Accumulated other comprehensive loss	(46,514)	(51,013)
Total stockholders’ equity	433,167	494,914
Total liabilities and stockholders’ equity	$1,791,065	$1,774,250

Essendant Reports Third Quarter 2018 Results

Essendant Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	September 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(56,032)	$(265,434)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,412	32,567
Share-based compensation	6,612	6,115
Gain on the disposition of property, plant and equipment	(977)	(906)
Amortization of capitalized financing costs	1,101	1,065
Deferred income taxes	(11,340)	(15,887)
Change in contingent consideration	(700)	(4,457)
Impairment of goodwill	-	285,166
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(49,180)	(10,611)
Decrease in inventory	68,725	123,870
Increase in other assets	(10,063)	(1,664)
Increase in accounts payable	45,871	60,706
Increase in accrued liabilities	30,530	2,349
Decrease in other liabilities	(9,020)	(7,886)
Net cash provided by operating activities	46,939	204,993
Cash Flows From Investing Activities:
Capital expenditures	(24,414)	(24,509)
Proceeds from the disposition of property, plant and equipment	510	46
Investment in independent reseller channel	(22,060)	-
Net cash used in investing activities	(45,964)	(24,463)
Cash Flows From Financing Activities:
Net borrowing under revolving credit facility	23,620	(19,122)
Borrowings under Term Loan	-	77,600
Repayments under Term Loan	(4,554)	(3,036)
Contingent consideration	(967)	(5,543)
Net repayments under Securitization Program	-	(200,000)
Net disbursements from share-based compensation arrangements	(837)	(1,273)
Payment of cash dividends	(15,655)	(15,518)
Payment of debt issuance costs	-	(6,317)
Net cash provided by (used in) financing activities	1,607	(173,209)
Effect of exchange rate changes on cash and cash equivalents	(79)	435
Net change in cash and cash equivalents	2,503	7,756
Cash and cash equivalents, beginning of period	28,802	21,329
Cash and cash equivalents, end of period	$31,305	$29,085
Other Cash Flow Information:
Income tax payments, net	$1,281	$23,165
Interest paid	23,493	19,187
Non-cash investment	1,560	-

Essendant Reports Third Quarter 2018 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Operating Income,

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, and Free Cash Flow

The Non-GAAP table below presents Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings per Share, Adjusted EBITDA and Free Cash Flow for the three and nine months ended September 30, 2018 and 2017 (in thousands, except per share data). These non-GAAP measures exclude certain non-recurring items and exclude other items that do not reflect the Company’s ongoing operations and are included to provide investors with useful information about the financial performance of our business. The presented non-GAAP financial measures should not be considered in isolation or as substitutes for the comparable GAAP financial measures. The non-GAAP financial measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures.

In order to calculate the non-GAAP measures, management excludes the following items to the extent they occur in the reporting period, to facilitate the comparison of current and prior year results and ongoing operations, as management believes these items do not reflect the underlying cost structure of our business. These items can vary significantly in amount and frequency.

•

Restructuring charges. Workforce reduction and facility closure charges such as employee termination costs, facility closure and consolidation costs, and other costs directly associated with shifting business strategies or business conditions that are part of a restructuring program.

Restructuring actions were taken in the three and nine months ended September 30, 2018 that included facility consolidations, workforce reductions and product assortment refinements.

•

Gain or loss on sale of assets or businesses. Sales of assets, such as buildings or equipment, and businesses can cause gains or losses. These transactions occur as the Company is repositioning its business and reviewing its cost structure.

•	Severance costs for operating leadership. Employee termination costs related to members of the Company’s operating leadership team are excluded as they are based upon individual agreements.

•	Asset impairments. Changes in strategy or macroeconomic events may cause asset impairments.

In the three and nine months ended September 30, 2017, the Company recorded goodwill impairment which resulted from declines in sales, earnings and market capitalization.

•	Other actions. Actions, which may be non-recurring events, that result from the changing strategies and needs of the Company and do not reflect the underlying expense of the on-going business.

In the three and nine months ended September 30, 2018, these were charges related to transformational expenses, including potential merger, acquisition and equity investment transactions and a gain reflecting receipt of payment on notes receivable reserved in 2015. In the three and nine months ended September 30, 2017, other actions included litigation and transformational expenses and a gain reflecting receipt of payment on notes receivable reserved in 2015.

Adjusted Gross Profit, adjusted operating expenses and adjusted operating income. Adjusted gross profit, adjusted operating expenses and adjusted operating income provide management and our investors with an understanding of the results from the primary operations of our business by excluding the effects of items described above that do not reflect the ordinary expenses and earnings of our operations. Adjusted gross profit, adjusted operating expenses and adjusted operating income are used to evaluate our period-over-period operating performance as they are more comparable measures of our continuing business. These measures may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and adjusted diluted earnings per share provide a more comparable view of our Company’s underlying performance and trends than the comparable GAAP measures. Net (loss) income and diluted (loss) earnings per share are adjusted for the effect of items described above that do not reflect the ordinary earnings of our operations.

Essendant Reports Third Quarter 2018 Results

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). Adjusted EBITDA is helpful in evaluating our operating performance and is used by management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting. Net (loss) income is adjusted for the effect of interest and other expenses, net, taxes, depreciation and amortization and stock-based compensation expense. Management believes that adjusted EBITDA is also commonly used by investors to evaluate operating performance between competitors because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation accounting policies, and depreciation and amortization policies.

Free cash flow. Free cash flow is useful to management and our investors as it is a measure of the Company’s liquidity. It provides a more complete understanding of factors and trends affecting our cash flows than the comparable GAAP measure. Net cash provided by operating activities and net cash used in investing activities are aggregated and adjusted to exclude the impact of acquisitions and equity investments, net of cash acquired and divestitures.

Essendant Reports Third Quarter 2018 Results

Essendant Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Adjusted Gross Profit, Adjusted Operating Expenses, Adjusted Operating Income,

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, and Free Cash Flow

(in thousands, except per share data)

	For the Three Months Ended September 30,
	2018	2017 (2)

Gross profit	$181,279	$171,954
Restructuring charges - product assortment refinements	(4,406)	-
Adjusted gross profit	$176,873	$171,954

Operating expenses	$177,924	$254,141
Restructuring charges	(3,967)	-
Transformational expenses	(13,615)	(6,099)
Impairment of goodwill	-	(86,339)
Payment on notes receivable	-	150
Adjusted operating expenses	$160,342	$161,853

Operating income (loss)	$3,355	$(82,187)
Gross profit and operating expense adjustments noted above	13,176	92,288
Adjusted operating income	$16,531	$10,101

Net loss	$(4,495)	$(81,938)
Gross profit and operating expense adjustments noted above	13,176	92,288
Non-GAAP tax provision on adjustments
Product assortment refinements	1,090	-
Restructuring charges	(982)	-
Transformational expenses	(3,369)	(2,409)
Impairment of goodwill	-	(6,798)
Payment on notes receivable	-	59
Income tax provision on adjusted net loss	(3,260)	(9,148)
Adjusted net income	$5,421	$1,202

Diluted loss per share (1)	$(0.12)	$(2.23)
Gross profit and operating expense adjustments noted above	0.35	2.51
Non-GAAP tax provision on adjustments	(0.09)	(0.26)
Adjusted diluted earnings per share	$0.14	$0.03

Net loss	$(4,495)	$(81,938)
Income tax benefit	(828)	(7,089)
Interest and other expense, net	8,678	6,840
Depreciation and amortization	10,023	11,033
Equity compensation expense	2,171	2,077
Gross profit and operating expense adjustments noted above	13,176	92,288
(Less) depreciation and amortization in adjustments above	(715)	-
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$28,010	$23,211

(1)

Per share amounts for the three months ended September 30, 2018 and 2017, under GAAP reflect basic earnings per share due to the net loss. The adjusted diluted earnings per share is based on diluted shares outstanding.

(2)	Revised for the impact of the adoption of a new pension accounting pronouncement.

Essendant Reports Third Quarter 2018 Results

	For the Nine Months Ended September 30,
	2018	2017 (2)

Gross profit	$475,661	$535,186
Restructuring charges - product assortment refinements	29,863	-
Adjusted gross profit	$505,524	$535,186

Operating expenses	$522,123	$786,238
Restructuring charges	(26,047)	-
Transformational expenses	(27,699)	(14,493)
Payment on notes receivable	110	150
Impairment of goodwill	-	(285,166)
Litigation reserve	-	(9,000)
Adjusted operating expenses	$468,487	$477,729

Operating loss	$(46,462)	$(251,052)
Gross profit and operating expense adjustments noted above	83,499	308,509
Adjusted operating income	$37,037	$57,457

Net loss	$(56,032)	$(265,434)
Gross profit and operating expense adjustments noted above	83,499	308,509
Non-GAAP tax provision on adjustments
Product assortment refinements	(5,773)	-
Restructuring charges	(6,868)	-
Transformational expenses	(7,637)	(5,612)
Payment on notes receivable	25	59
Impairment of goodwill	-	(13,356)
Litigation reserve	-	(3,488)
Income tax provision on adjusted net loss	(20,253)	(22,397)
Adjusted net income	$7,214	$20,678

Diluted loss per share (1)	$(1.49)	$(7.20)
Gross profit and operating expense adjustments noted above	2.23	8.37
Non-GAAP tax provision on adjustments	(0.55)	(0.61)
Adjusted diluted earnings per share	$0.19	$0.56

Net loss	$(56,032)	$(265,434)
Income tax benefit	(16,181)	(6,943)
Interest and other expense, net	25,751	21,325
Depreciation and amortization	31,412	32,567
Equity compensation expense	6,612	6,115
Gross profit and operating expense adjustments noted above	83,499	308,509
(Less) depreciation and amortization in adjustments above	(715)	-
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)	$74,346	$96,139

Net cash provided by operating activities	$46,939	$204,993
Net cash used in investing activities	(45,964)	(24,463)
Add: Investment in independent reseller channel (3)	22,060	-
Free cash flow	$23,035	$180,530

(1)

Per share amounts for the nine months ended September 30, 2018 and 2017 under GAAP reflect basic earnings per share due to the net loss. The adjusted diluted earnings per share is based on diluted shares outstanding.

(2)	Revised for the impact of the adoption of a new pension accounting pronouncement.
(3)

The Company invested $23.6 million during the nine months of 2018, including a $1.6 million note, in the independent reseller channel as part of its strategic driver to accelerate sales performance in key channels. The Company’s share of earnings and losses of its investees is reflected in the Condensed Consolidated Statement of Operations and includes the investments in the Condensed Consolidated Balance Sheet.